EXHIBIT 8
                                   Tabular Disclosure of Contractual Obligations


                              Petrofund Energy Trust
                                    Form 40-F

                                                    Payments due by period (millions)
                                                    ---------------------------------
                                Less than                 Total                  Total           More than
Contractual Obligations            1 year             1-3 years             3-5 years             5 years
---------------------------------------------------------------------------------------------------------

Long-term debt                 $        -          $          -              $      -          $    109.7
Capital Lease Obligations             0.4                   0.6                     -                   -
Purchase obligations                  4.0                   8.8                   6.8                20.1
Other                                 1.8                   3.8                   4.3                21.2
Office lease                          1.1                   0.8                     -                   -
                              -----------         -------------             ---------         -----------
                               $      7.3          $       14.0              $   11.1          $     151.0
                               ==========          ============              ========          ===========
